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FOR IMMEDIATE RELEASE

Contact:          Shirley Parnes      Stuart Pearlman
                  NCD                       Phase Two Strategies
                  (650) 903-7461            (212) 530-7540

                NCD PROMOTES RUDOLPH G. MORIN TO PRESIDENT & CEO;
                     ROBERT G. GILBERTSON BECOMES CHAIRMAN;
                          GREGORY S. WOOD JOINS AS CFO

MOUNTAIN VIEW, CA, August 30, 1999 - Network Computing Devices, Inc. (Nasdaq:
NCDI), the leader in thin client hardware and software, has promoted Rudolph G. Morin to president and chief executive officer, effective today. Mr. Morin succeeds Robert G. Gilbertson, who becomes chairman of the board.

Since joining NCD in mid-1996 as NCD's executive vice president of operations and finance, and chief financial officer, Mr. Morin helped guide the company's initial turnaround and its more-recent redirection to capitalize on its leadership position in the emerging thin client field. Succeeding Mr. Morin as CFO is Gregory S. Wood, who joined NCD after two years as CFO at Sutmyn Storage Corp., a Santa Clara, CA, data storage company.

Mr. Morin commented on the new executive team alignment, as follows: "NCD has benefited greatly from Bob Gilbertson's vision to place this company at the cutting edge of thin client and related technologies. As a result -- and with our innovative new NCD ThinPATH software driving growing sales of our NCD ThinSTAR Windows-based terminals -- we are poised to benefit from emerging trends. We are now seeing more and more corporate enterprises embrace these thin client systems for their easy access and lower total cost of ownership. It is also gratifying that NCD has attracted Greg Wood. He is a talented financial manager with both public company and public accounting expertise."

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Concluding his remarks, Mr. Morin noted: "Bob is continuing to be involved, concentrating on strategic issues, long-range planning and product positioning. With his participation, and with the solid improvement we are seeing from our revitalized sales, marketing and technological teams, it is an exciting time. In fact, I believe that NCD is in the best position in some time to meet customer needs and return our high-potential business to consistent profitability."

Mr. Morin joined NCD in 1996 from Memorex Telex Corporation, where he was senior vice president of finance and administration. Prior to that he had teamed with Mr. Gilbertson at Data Switch Corporation, engineering a major turnaround of that leading manufacturer of high-speed computer and communication connectivity products. Mr. Morin's career includes two years as president of Hipotronics, a publicly held high-voltage equipment company, as well as more than 10 years with Thyssen-Bornemisza Inc., where he headed corporate development and served as general manager of a number of the company's subsidiaries. Mr. Morin holds MBAs from INSEAD and the Harvard Business School.

In addition to NCD, Mr. Gilbertson serves on the boards of several successful startups. Prior to joining NCD in mid-1996, he served as chief executive of CMX Systems, Inc., Data Switch Corporation, ChannelNet Corporation and Data Architects Systems, Inc. and chaired Avidia Systems. He co-founded Data Architects Systems, Inc., ChannelNet, Avidia and most recently DSL.net. Earlier in his career, he taught at the Harvard Graduate School of Business and served in various management positions at IBM Corporation.

Mr. Wood had joined Sutmyn following seven years at Memorex Telex, most recently as senior vice president of finance. His prior experience includes serving as a principal in the San Francisco office of Ernst & Young. A 1980 graduate of the University of San Diego, Mr. Wood is a CPA and also holds a J.D. degree from the University of San Francisco School of Law.

ABOUT NCD: Founded in 1988, Network Computing Devices, Inc., is the leading provider of thin client hardware and software that delivers simultaneous, high-performance, easy-to-manage, simple access to any application from thin client, UNIX and PC desktops. NCD's products include the NCD ThinSTAR Windows-based Terminals and NCD Business Network Computer family of thin clients; NCD ThinPATH software to extend the functionality reach of NCD ThinSTAR Windows-based Terminals and for implementing thin client computing to a variety of enterprise desktops; NCD WinCenter multi-user Windows
NT-based server software and NCD PC-Xware software that delivers PC access to UNIX. About 1 million NCD thin clients are installed with over 3 billion hours of operation. The company can be reached on the Internet at www.ncd.com.

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THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REGARDING NCD'S PRODUCT OFFERINGS, MARKET POSITION AND CUSTOMER BASE, AND GROWTH IN DEMAND FOR THIN CLIENT AND OTHER PRODUCTS. NO ASSURANCES CAN BE GIVEN AS TO THE EFFECT OF THE ACQUISITION ON NCD'S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTY, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES ITS EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCES CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE CORRECT. FURTHER INFORMATION ON FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE ANTICIPATED IS INCLUDED IN FILINGS MADE BY THE COMPANY FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO, THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.